Exhibit 10.3

MWI VETERINARY SUPPLY CO.

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 19, 2003 and entered in to by and among MWI VETERINARY SUPPLY CO., an Idaho corporation (the “Borrower”), the financial institutions listed on the signature pages hereof (the “Lenders”) and BANK OF AMERICA, N.A., as agent for the Lenders (in its capacity as agent, the “Agent”), and is made with reference to that certain Credit Agreement dated as of June 18, 2002, and amended by that certain First Amendment to Credit Agreement dated as of August 13, 2002 (as so amended, the “Credit Agreement”), by and among the Borrower, the Lenders and the Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, in addition to the line of credit in an amount not to exceed $70,000,000 as provided under the Credit Agreement, the Borrower has requested that the Lenders make available to the Borrower a line of credit for Capital Expenditures in an amount not to exceed $2,500,000; and

WHEREAS, pursuant to Section 11.1 of the Credit Agreement, the Lenders have agreed to such request, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

AGREEMENT

I.                                         AMENDMENTS TO THE CREDIT AGREEMENT

1.                                       Section 1.1 of the Credit Agreement is hereby amended by deleting the first sentence and replacing it with the following:

“Total Facility.  Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $72,500,000 (the “Total Facility”) to the Borrower from time to time during the term of this Agreement.  The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit and CAPEX Loans as described herein.”

2.                                       Section 1.2(a) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(a)(i)                 Amounts.  Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees upon the Borrower’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (“Revolving Loans”) to the Borrowers in amounts not to exceed such Lender’s Pro Rata Share of Availability and CAPEX Loans (collectively with the Revolving

Loans, the “Loans”) to the Borrowers in amounts not to exceed such Lender’s CAPEX Loan Commitment except in each instance for Non-Ratable Loans and Agent Advances.  The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion.  If the Aggregate Revolver Outstandings would exceed Availability after giving effect to any Borrowing, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

3.                                       Section 1.2(a) of the Credit Agreement is hereby amended by deleting Subparagraph 1.2(a)(ii) in its entirety and replacing it with the following:

“(ii)                            CAPEX Loans.  Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon the Borrower’s request from time to time on any Business Day during the period from the Second Amendment Effective Date to the Termination Date, to make to the Borrowers each CAPEX Advance in amounts not to exceed such Lender’s CAPEX Loan Commitment to be used for purposes of making Capital Expenditures.  The principal amount of each CAPEX Advance shall not (1) exceed an amount equal to 80% of the Net Invoice Cost of all Capital Expenditures incurred on or after October 1, 2003 to be paid with the proceeds of such CAPEX Advance or (2) be less than $100,000, and the aggregate amount of all CAPEX Advances shall not exceed the aggregate CAPEX Loan Commitments.  Amounts borrowed under this Subparagraph 1.2(a)(iii) and prepaid may not be reborrowed.”

4.                                       Section 1.2(a) of the Credit Agreement is hereby amended by adding new Subparagraph 1.2(a)(iii):

“(a)(iii)                                   Notes.  If requested by any Lender, the Borrower shall execute and deliver to each Lender a note evidencing the Revolving Loan or the CAPEX Loan, as applicable, of that Lender.  Each note shall be in the principal amount of the Lender’s Pro Rata Share of the Revolving Loan Commitments, dated the date hereof and substantially in the form of Exhibit A or, with respect to the CAPEX Loan Commitment, a CAPEX Note dated December 19, 2003 and substantially in the form of Exhibit A-1 (each a “Note” and collectively, the “Notes”).  Each Note shall represent the obligation of Borrowers to pay the amount of the applicable Lender’s Pro Rata Share of the Revolving Loan Commitments or CAPEX Loan Commitments, as applicable, or if less, such Lender’s Pro Rata Share of the aggregate outstanding unpaid principal amount of all Revolving Loans and CAPEX Loans to Borrowers, together with interest thereon as prescribed in Section 1.2.  The entire unpaid balance of the Loans and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.”

5.                                       Section 1.2(b) of the Credit is hereby amended by deleting Subparagraph 1.2(b)(1) in its entirety and replacing it with the following:

“(1)                            Each Borrowing shall be made upon the Borrower’s irrevocable written notice delivered to the Agent substantially in the form attached hereto as Exhibit D (“Notice of Borrowing”), which must be received by the Agent prior to (i) 12:00 noon (California time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 10:00 a.m. (California time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

(A)                              the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $2,000,000 (and increments of $1,000,000 in excess of such amount), and which in the case of a CAPEX Advance, must equal or exceed $100,000;

(B)                                the requested Funding Date, which must be a Business Day;

(C)                                whether the Loans requested are to be Base Rate Loans or LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Loan);

(D)                               the duration of the Interest Period for LIBOR Rate Loans (and if not specified, it shall be deemed a request for an Interest Period of one month); and

(E)                                 in the case of a CAPEX Advance, a description in reasonable detail of the Capital Expenditures made with such CAPEX Advance, together with a breakdown of the Net Invoice Cost and such other documentation as the Agent shall reasonably request.

6.                                       Section 1.3 of the Credit Agreement is deleted in its entirety and replaced with the following:

“1.3                           CAPEX Loan Repayment Terms.  Each CAPEX Advance shall be repayable in equal monthly installments based on a 48 month straight line amortization, payable on the first day of each month, commencing with the first month after such CAPEX Advance was made, and with the outstanding principal principal balance due and payable in full on the Termination Date.  Each such installment shall be payable to the Agent for the account of the applicable Lenders.”

7.                                       Section 2.1 of the Credit Agreement is hereby amended by deleting Sections 2.1(a)(i) and 2.1(a)(ii) in their entirety and replacing them with the following, as well as adding new Section 2.1(a)(iii):

“(i)                               For all Revolving Loans which are Base Rate Loans and all other Obligations (other than LIBOR Rate Loans and CAPEX Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

(ii)                                  For all Revolving Loans which are LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin; and.

(iii)                               For all CAPEX Loans at a per annum rate equal to the Base Rate or LIBOR Rate as set forth in clause (i) or clause (ii) above, as applicable, plus the Applicable Margin plus an additional margin of 0.50%.”

8.                                       Section 2.5 of the Credit Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

“2.5                           Unused Line Fee.  On the first day of each month prior to the Termination Date and on the Termination Date the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to the sum of (i) three-eighths of one percent (0.375%) per annum multiplied by the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date and (ii) three-eighths of one percent (0.375%) per annum multiplied by the amount by which the CAPEX Loan Commitments exceeded the average daily outstanding amount of the CAPEX Loans during the immediately preceding month or shorter period if calculated for the first month after the Second Amendment Effective Date or on the Termination Date.”

9.                                       The second sentence of Section 3.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement.”

10.                                 Section 3.2(b) of the Credit Agreement is hereby amended by deleting the schedule determining the early termination fee and replacing it with the following:

“Period during which early termination occurs	Early Termination Fee

On or prior to the first Anniversary Date	2% of the Total Facility

After the first Anniversary Date but on or prior to the second Anniversary Date	1% of the Total Facility”

11.                                 Section 3.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“3.3                           Repayment of the CAPEX Loans.  The Borrowers shall repay the principal of the CAPEX Loans to the Agent, for the account of the Lenders, as set forth in Section 1.3.”

12.                                 Section 3.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

3.4                                 Prepayment of the CAPEX Loan.

(a)                                  The Borrower may prepay the principal of the CAPEX Loans in whole or in part, at any time and from time to time upon at least five (5) Business Days’ prior written notice to the Agent and the Lenders.  All voluntary prepayments of the principal of the CAPEX Loans shall be accompanied by the payment of all accrued but unpaid interest on the CAPEX Loans to the date of prepayment and, with respect to LIBOR Rate Loans, the payment of the amounts due under Section 4.4, if any.  Any voluntary prepayment of less than all of the outstanding principal of the CAPEX Loans shall be applied to the installments of principal of the CAPEX Loans in the inverse order of maturity.  Amounts prepaid in respect of the CAPEX Loans may not be reborrowed.

(b)                                 Immediately upon receipt by Borrower or its Subsidiaries of proceeds of any disposition of assets acquired with the proceeds of a CAPEX Advance, Borrower shall prepay the CAPEX Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, and (C) an appropriate reserve for income taxes in accordance with GAAP in connection therewith (“Net Proceeds”).  Any such prepayment shall be applied to scheduled installments of the CAPEX Loans, in inverse order of maturity.

13.                                 Section 3.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“3.7                           Payments as Revolving Loans.  At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit, CAPEX Loans and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses  and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder.  The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time then due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).”

14.                                 Section 12.15(a) of the Credit Agreement is hereby amended by deleting Subsection 12.15(a)(vi) in its entirety and replacing it with the following:

“(a)                            (vi)  Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and that the Aggregate Revolver Outstandings will not exceed Availability after giving effect to any Borrowing on any Funding Date for a Loan or a Non-Ratable Loan.”

15.                                 Annex A to Credit Agreement is hereby amended by deleting and replacing in their entirety the following definitions:

“Aggregate Revolver Outstandings” means, at any date of determination:  the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding

Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.”

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by Holdings or any of its Subsidiaries to the Agent and/or any Lender and/or any Lender’s Affiliate, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to Holdings or any of its Subsidiaries hereunder or under any of the other Loan Documents.  “Obligations” includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products provided to Holdings or any of its Subsidiaries.”

16.                                 Annex A to Credit Agreement is hereby amended by adding the following new definitions:

“CAPEX Advance” means each advance made under the CAPEX Loan Commitment pursuant to Subsection 1.2(a), and includes any Non-Ratable Loan made in lieu of a CAPEX Advance.”

“CAPEX Loan” means the outstanding balance of all CAPEX Advances.”

“CAPEX Loan Commitment” means, at any time with respect to a Lender, the principal amount set beside such Lender’s name under the heading “CAPEX Loan Commitment” on Schedule 1.2 attached hereto, as such CAPEX Loan Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2.”

“CAPEX Note” means each promissory note executed and delivered by Borrower at any Lender’s request to evidence the CAPEX Loan of that Lender as set forth in Subparagraph 1.2(a)(iii).”

“Net Invoice Cost” means, with respect to Capital Expenditures, the invoice cost incurred by the Borrower with respect thereto, less the aggregate amount of all freight charges, installation and preparation costs and taxes included therein.”

“Pending Revolving Loans” means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

“Revolving Loan Commitment” at any time with respect to a Lender, the principal amount set beside such Lender’s name under the heading “Revolving Loan Commitment” on Schedule 1.2 attached hereto, as such Revolving Loan Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2.”

“Revolving Loans” has the meaning specified in Section 1.2 and includes each Agent Advance and Non Ratable Loan.”

“Second Amendment Effective Date” shall mean the effectiveness date of the Second Amendment to Credit Agreement.

“Total Facility” has the meaning specified in Section 1.1.

17.                                 Schedule 1.2 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.2 attached hereto.

18.                                 Exhibit A to the Credit Agreement is hereby amended by adding new Exhibit A-1 attached hereto.

II.                                     CONDITIONS TO EFFECTIVENESS

1.                                       Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

a.                                       On or before the Second Amendment Effective Date, the Borrower and each Lender shall deliver to the Agent (with sufficient original executed copies, where appropriate, for each party hereto and its respective counsel) executed copies of this Amendment.

b.                                      On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken by the Borrower in connection with the transactions contemplated hereby and all documents incidental thereto shall be satisfactory in form and substance to the Agent and its counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

c.                                       The Borrower shall have paid to the Agent any fees referenced in Section IV.5 hereof (to the extent invoiced).

d.                                      The Agent and the Lenders shall have received such opinions of counsel for the Borrower and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope and substance satisfactory to the Agent, the Lenders, and their respective counsel.

III.                                 BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment and thereby amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to the Lenders that the following statements are true, correct and complete:

1.                                       Corporate Power and Authority.  The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

2.                                       Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

3.                                       Binding Obligation.  This Amendment and the Amended Agreement are the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.                                       Incorporation of Representations and Warranties from Credit Agreement.  The representations and warranties contained in Article 6 of the Credit Agreement are true, correct and complete in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

5.                                       Absence of Default.  No event has occurred and is continuing or will result from the consummation of this Amendment that would constitute an Event of Default or a Default.

IV.                                MISCELLANEOUS

1.                                       Reference to and Effect on the Credit Agreement and the other Transaction Documents.

a.                                       On and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Credit Agreement, and each reference in the other Transaction Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

b.                                      Except as specifically amended by this Amendment, the Credit Agreement and the other documents entered into pursuant to the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed.

c.                                       The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

2.                                       Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

3.                                       New York Law.  This Amendment shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

4.                                       Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

5.                                       Fees and Expenses.  The Borrower acknowledges that all costs, fees and expenses as described in Section 13.7 of the Credit Agreement incurred by the Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

6.                                       Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

7.                                       Binding Effect.  The provisions of this Amendment shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

“BORROWER”

MWI VETERINARY SUPPLY CO., an Idaho Corporation

By:	/s/ Mary Pat B. Thompson
Mary Pat B. Thompson
Vice President and Chief Financial Officer

“AGENT”

BANK OF AMERICA, N.A.

By:	/s/ Steven W. Sharp
Steven W. Sharp
Vice President

“LENDERS”

BANK OF AMERICA, N.A.

By:	/s/ Steven W. Sharp
Steven W. Sharp
Vice President

FLEET CAPITAL CORPORATION

By:	/s/ Kristina Lee
Kristina Lee
Vice President

Second Amendment to Credit Agreement

SCHEDULE 1.2

LENDER’S COMMITMENTS

Lender	Revolving Loan Commitment	CAPEX Loan Commitment	Commitment	Pro Rata Share (3 decimals)
Bank of America	$35,000,000	$1,250,000	$36,250,000	50.000%

Fleet National Bank	$35,000,000	$1,250,000	$36,250,000	50.000%

Total	$70,000,000	$2,500,000	$72,500,00	100.000%

Exhibit A-1

CAPEX NOTE

[To be attached]

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